Exhibit 99.1

Facebook Reports Fourth Quarter and Full Year 2012 Results

MENLO PARK, Calif. – Jan. 30, 2013 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the fourth quarter and full year ended December 31, 2012.

“In 2012, we connected over a billion people and became a mobile company,” said Mark Zuckerberg, Facebook founder and CEO. “We enter 2013 with good momentum and will continue to invest to achieve our mission and become a stronger, more valuable company.”

Fourth Quarter and Full Year 2012 Financial Summary

In millions, except percentages and per share amounts	Q4’11	Q4’12	FY’11	FY’12

Revenue	$1,131	$1,585	$3,711	$5,089
Income from Operations
GAAP	$548	$523	$1,756	$538
Non-GAAP	$624	$736	$1,980	$2,261
Operating Margin
GAAP	48%	33%	47%	11%
Non-GAAP	55%	46%	53%	44%
Net Income
GAAP	$302	$64	$1,000	$53
Non-GAAP	$360	$426	$1,164	$1,317
Diluted Earnings per Share (EPS)
GAAP	$0.14	$0.03	$0.46	$0.01
Non-GAAP	$0.15	$0.17	$0.50	$0.53

Fourth Quarter 2012 Operational Highlights

•	Monthly active users (MAUs) were 1.06 billion as of December 31, 2012, an increase of 25% year-over-year

•	Daily active users (DAUs) were 618 million on average for December 2012, an increase of 28% year-over-year

•	Mobile MAUs were 680 million as of December 31, 2012, an increase of 57% year-over-year

•	Mobile DAUs exceeded web DAUs for the first time in the fourth quarter of 2012

Recent Business Highlights

•	Mobile revenue represented approximately 23% of advertising revenue for the fourth quarter of 2012, up from approximately 14% of advertising revenue in the third quarter of 2012

•	Facebook launched Graph Search Beta, a structured search tool that enables users for the first time to find people, places, photos and other content that has been shared on Facebook

•	Launched Facebook for Android 2.0, completely rebuilt to deliver improved stability and faster performance and opened Facebook Messenger to anyone with a telephone number

Fourth Quarter 2012 Financial Highlights

Revenue – Revenue for the fourth quarter totaled $1.585 billion, an increase of 40%, compared with $1.13 billion in the fourth quarter of 2011.

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Revenue from advertising was $1.33 billion, representing 84% of total revenue and a 41% increase from the same quarter last year. Excluding the impact of year-over-year changes in foreign exchange rates, advertising revenue would have increased by 43%.

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Payments and other fees revenue for the fourth quarter was $256 million. As planned, in the fourth quarter of 2012 the company recognized revenue from four months of Payments transactions for accounting reasons detailed in our Form 10-Q filed on October 24, 2012. Adjusting for the $66 million of revenue in the extra month of December, Payments and other fees revenue would have been essentially flat year-over-year.

Costs and expenses – Fourth quarter costs and expenses were $1.06 billion, an increase of 82% from the fourth quarter of 2011. Excluding share-based compensation and related payroll tax expenses, non-GAAP costs and expenses were $849 million, an increase of 67%.

Income from operations – For the fourth quarter, GAAP income from operations was $523 million, compared to income from operations of $548 million for the fourth quarter of 2011. Excluding share-based compensation and related payroll tax expenses, non-GAAP income from operations for the fourth quarter was $736 million, compared to $624 million for the fourth quarter of 2011.

Operating margin – GAAP operating margin was 33% for the fourth quarter, compared to 48% for the fourth quarter of 2011. Excluding share-based compensation and related payroll tax expenses, non-GAAP operating margin was 46% for the fourth quarter, compared to 55% for the fourth quarter of 2011.

Income tax provision – The GAAP income tax provision for the fourth quarter was $441 million, representing an 87% effective tax rate. Excluding share-based compensation expense and related payroll tax expenses, the non-GAAP effective tax rate would have been approximately 41%.

Net income – GAAP net income for the fourth quarter was $64 million, compared to net income of $302 million for the fourth quarter of 2011. GAAP EPS for the fourth quarter was $0.03, compared to $0.14 for the same quarter in the prior year. Excluding share-based compensation and related payroll tax expenses, and income tax adjustments, non-GAAP net income for the fourth quarter was $426 million, or $0.17 per share, compared to $360 million and $0.15 per share for the same quarter in the prior year.

Capital expenditures – Purchases of property and equipment for the fourth quarter were $198 million. Additionally, $89 million of equipment was procured or financed through capital leases during the fourth quarter of 2012.

Cash and marketable securities – As of December 31, 2012, cash and marketable securities were $9.63 billion.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast can be accessed at the Facebook Investor Relations website at investor.fb.com, along with the company’s earnings press release, financial tables and slide presentation. Facebook intends to use the investor.fb.com website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or + 1 (855) 859-2056, conference ID 85750523.

About Facebook

Founded in 2004, Facebook’s mission is to make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:

Deborah Crawford

investor@fb.com / investor.fb.com

Press:

Ashley Zandy

press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future prospects, new product benefits, business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels, including mobile engagement and our ability to increase revenues and engagement across a range of geographies; our ability to monetize our mobile products; competition; our ability to expand and further monetize the Facebook Platform; privacy concerns; security breaches; increases in the costs necessary to grow and operate our business; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the SEC on October 24, 2012, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the full year ended December 31, 2012. In addition, please note that the date of this press release is January 30, 2013, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: total revenue and advertising revenue excluding foreign exchange effect, non-GAAP costs and expenses, non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; and non-GAAP effective tax rate. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically share-based compensation expense and payroll tax related to share-based compensation expense and the related income tax effects, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from one or more of our non-GAAP financial measures:

Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, we believe that providing non-GAAP financial measures that exclude this expense allow investors the ability to make more meaningful comparisons between our operating results and those of other companies. Furthermore, our share-based compensation expense was materially affected in the second quarter of 2012 due to the terms of our RSUs granted prior to 2011, related to which we recognized $986 million in share-based compensation expense in the period, despite the fact that these awards were granted and earned over several years. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding that share-based compensation expense had on our operating results. Furthermore, our payroll tax expense was substantially higher due to the terms of our RSUs granted prior to 2011, where, despite the fact that these awards were granted and earned over several years, we recognized $151 million in payroll tax expense in 2012 with most of this being recognized in the second quarter of 2012. In addition, these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.

Income tax effect of share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.

Assumed preferred stock conversion. As a result of our initial public offering, all outstanding shares of preferred stock were automatically converted into shares of Class B common stock. Consequently, non-GAAP diluted shares and net income per share for periods prior to June 30, 2012 have been calculated assuming this conversion, which we believe facilitates comparison with prior periods.

Dilutive equity awards excluded from GAAP. In our calculation of non-GAAP weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders, we include unvested RSUs for the year ended December 31, 2012 as well as for the three months and full year ended December 31, 2011, the number of which is substantial due to the terms of RSUs granted prior to 2011. We believe including these awards facilitates comparison between periods.

Foreign exchange effect on revenue. We translate current quarter and full year revenues using prior year exchange rates, which we believe is a useful metric that facilitates comparison to our historical performance.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of Non-GAAP Results to Nearest GAAP Measures” table in this press release.

FACEBOOK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except for per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2012	2011	2012

Revenue	$1,131	$1,585	$3,711	$5,089

Costs and expenses:
Cost of revenue	247	398	860	1,364
Research and development	124	297	388	1,399
Marketing and sales	120	193	393	896
General and administrative	92	174	314	892

Total costs and expenses	583	1,062	1,955	4,551

Income from operations	548	523	1,756	538

Interest and other income (expense), net
Interest expense	(16)	(16)	(42)	(51)
Other income (expense), net	(12)	(2)	(19)	7

Income before provision for income taxes	520	505	1,695	494
Provision for income taxes	218	441	695	441

Net income	$302	$64	$1,000	$53

Less: Net income attributable to participating securities	97	—	332	21

Net income attributable to Class A and Class B common stockholders	$205	$64	$668	$32

Earnings per share attributable to Class A and Class B common stockholders:
Basic	$0.15	$0.03	$0.52	$0.02

Diluted	$0.14	$0.03	$0.46	$0.01

Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	1,325	2,368	1,294	2,006
Diluted	1,519	2,506	1,508	2,166

Share-based compensation expense included in costs & expenses:
Cost of revenue	$3	$9	$9	88
Research and development	42	124	114	843
Marketing and sales	13	27	37	306
General and administrative	18	24	57	335

Total share-based compensation expense	$76	$184	$217	$1,572

Payroll tax related to share-based compensation included in costs & expenses:
Cost of revenue	$—	$2	$—	$5
Research and development	—	16	2	53
Marketing and sales	—	4	1	20
General and administrative	—	7	4	73

Total	$—	$29	$7	$151

Share-based compensation expense related to Pre-2011 RSUs included in costs & expenses:
Cost of revenue	$—	$2	$—	$63
Research and development	—	14	—	504
Marketing and sales	—	4	—	216
General and administrative	—	4	—	255

Total	$—	$24	$—	$1,038

Payroll tax related to Pre-2011 RSUs included in costs & expenses:
Cost of revenue	$—	$2	$—	$5
Research and development	—	5	—	39
Marketing and sales	—	3	—	18
General and administrative	—	—	—	32

Total	$—	$10	$—	$94

FACEBOOK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	December 31,	December 31,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$1,512	$2,384
Marketable securities	2,396	7,242
Accounts receivable	547	719
Income tax refundable	—	451
Prepaid expenses and other current assets	149	471

Total current assets	4,604	11,267

Property and equipment, net	1,475	2,391
Goodwill and intangible assets, net	162	1,388
Other assets	90	57

Total assets	$6,331	$15,103

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$63	$65
Platform partners payable	171	169
Accrued expenses and other current liabilities	296	423
Deferred revenue and deposits	90	30
Current portion of capital lease obligations	279	365

Total current liabilities	899	1,052

Capital lease obligations, less current portion	398	491
Long-term debt	—	1,500
Other liabilities	135	305

Total liabilities	1,432	3,348

Stockholders’ equity
Convertible preferred stock	615	—
Common stock and additional paid-in capital	2,684	10,094
Accumulated other comprehensive (loss) income	(6)	2
Retained earnings	1,606	1,659

Total stockholders’ equity	4,899	11,755

Total liabilities and stockholders’ equity	$6,331	$15,103

FACEBOOK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2012	2011	2012

Cash flows from operating activities
Net income	$302	$64	$1,000	$53
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	103	224	323	649
Loss on write-off of equipment	(2)	7	4	15
Share-based compensation	76	184	217	1,572
Deferred income taxes	(1)	248	(30)	(186)
Tax benefit from share-based award activity	28	179	433	1,033
Excess tax benefit from share-based award activity	(28)	(179)	(433)	(1,033)
Changes in assets and liabilities:
Accounts receivable	(102)	(80)	(174)	(170)
Income tax refundable	—	116	—	(451)
Prepaid expenses and other current assets	89	(38)	(24)	(14)
Other assets	20	2	(5)	2
Accounts payable	(30)	(19)	6	1
Platform partners payable	5	14	96	(2)
Accrued expenses and other current liabilities	46	(2)	37	160
Deferred revenue and deposits	5	(55)	49	(60)
Other liabilities	(1)	16	50	43

Net cash provided by operating activities	510	681	1,549	1,612

Cash flows from investing activities
Purchases of property and equipment	(185)	(198)	(606)	(1,235)
Purchases of marketable securities	(283)	(1,717)	(3,025)	(10,307)
Sales of marketable securities	426	1,529	113	2,100
Maturities of marketable securities	18	920	516	3,333
Investments in non-marketable equity securities	(1)	1	(3)	(2)
Acquisitions of businesses, net of cash acquired, and purchases of intangible and other assets	(19)	—	(24)	(911)
Changes in restricted cash and deposits	1	—	6	(2)

Net cash used in investing activities	(43)	535	(3,023)	(7,024)

Cash flows from financing activities
Net proceeds from issuance of common stock	—	—	998	6,760
Taxes paid related to net share settlement of equity awards	—	(2,862)	—	(2,862)
Proceeds from exercise of stock options	1	8	28	17
Proceeds from issuance of debt, net of issuance costs	—	1,496	—	1,496
Repayment of long-term debt	—	—	(250)	—
Proceeds from sale and lease-back transactions	155	—	170	205
Principal payments on capital lease obligations	(53)	(135)	(181)	(366)
Excess tax benefit from share-based award activity	28	179	433	1,033

Net cash provided by financing activities	131	(1,314)	1,198	6,283

Effect of exchange rate changes on cash and cash equivalents	8	4	3	1

Net increase (decrease) in cash and cash equivalents	606	(94)	(273)	872
Cash and cash equivalents at beginning of period	906	2,478	1,785	1,512

Cash and cash equivalents at end of period	$1,512	$2,384	$1,512	$2,384

Supplemental Cash Flow Data
Cash paid during the period for:
Interest	$9	$8	$28	$38
Income taxes	$18	$—	$197	$184
Cash received during the period for:
Income tax refunds	$—	$131	$—	$131
Non-cash investing and financing activities:
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$73	$40	$135	$(40)
Property and equipment acquired under capital leases	$80	$89	$473	$340
Fair value of shares issued related to acquisitions of businesses and other assets	$12	$—	$58	$274

Reconciliation of Non-GAAP Results to Nearest GAAP Measures

(In millions, except for number of shares)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2012	2011	2012

GAAP revenue	$1,131	$1,585	$3,711	$5,089
Foreign exchange effect on 2012 revenue using 2011 rates		23		123

Revenue excluding foreign exchange effect		$1,608		$5,212

GAAP revenue year-over-year change %		40%		37%
Revenue excluding foreign exchange effect year-over-year change %		42%		40%

GAAP advertising revenue	$943	$1,329	$3,154	$4,279
Foreign exchange effect on 2012 advertising revenue using 2011 rates		23		123

Advertising revenue excluding foreign exchange effect		$1,352		$4,402

GAAP advertising revenue year-over-year change %		41%		36%
Advertising revenue excluding foreign exchange effect year-over-year change %		43%		40%

GAAP costs and expenses	$583	$1,062	$1,955	$4,551
Share-based compensation expense	(76)	(184)	(217)	(1,572)
Payroll tax expenses related to share-based compensation	—	(29)	(7)	(151)

Non-GAAP costs and expenses	$507	$849	$1,731	$2,828

GAAP income from operations	$548	$523	$1,756	$538
Share-based compensation expense	76	184	217	1,572
Payroll tax expenses related to share-based compensation	—	29	7	151

Non-GAAP income from operations	$624	$736	$1,980	$2,261

GAAP net income	$302	$64	$1,000	$53
Share-based compensation expense	76	184	217	1,572
Payroll tax expenses related to share-based compensation	—	29	7	151
Income tax adjustments	(18)	149	(60)	(459)

Non-GAAP net income	$360	$426	$1,164	$1,317

GAAP diluted shares	1,519	2,506	1,508	2,166
Assumed preferred stock conversion	545	—	548	203
Dilutive equity awards excluded from GAAP[1]	286	—	276	110

Non-GAAP diluted shares	2,350	2,506	2,332	2,479

GAAP diluted earnings per share	$0.14	$0.03	$0.46	$0.01
Net income attributable to participating securities	0.05	—	0.20	0.01
Non-GAAP adjustments to net income	0.04	0.14	0.11	0.59
Non-GAAP adjustments to diluted shares	(0.08)	—	(0.27)	(0.08)

Non-GAAP diluted earnings per share	$0.15	$0.17	$0.50	$0.53

GAAP operating margin	48%	33%	47%	11%
Share-based compensation expense	7%	12%	6%	31%
Payroll tax expenses related to share-based compensation	0%	2%	0%	3%

Non-GAAP operating margin	55%	46%	53%	44%

GAAP profit before tax	$520	$505	$1,695	$494
GAAP provision for income taxes	218	441	695	441

GAAP effective tax rate	42%	87%	41%	89%

GAAP profit before tax	$520	$505	$1,695	$494
Share-based compensation and related payroll tax expenses	76	213	224	1,723

Non-GAAP profit before tax	$596	$718	$1,919	$2,217
Non-GAAP provision for income taxes	236	292	755	900

Non-GAAP effective tax rate	40%	41%	39%	41%

[1]	Gives effect to unvested RSUs in periods prior to our IPO for comparability